SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): March 2, 2000



                       COMCAST CABLE COMMUNICATIONS, INC.
                       ----------------------------------
               (Exact name of registrant as specified in charter)



        Delaware                   333-30745                 23-2175755
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(State of Incorporation)    (Commission File Number)        (IRS Employer
                                                            Identification No.)



1201 Market Street, Suite 2201, Wilmington, Delaware            19801
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number including area code:        (302) 594-8700
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Item 2.   ACQUSITITION OR DISPOSTION OF ASSETS

On March 2, 2000, Comcast Corporation ("Comcast")announced that it had completed the acquisition by merger of Jones Intercable, Inc. ("Jones"), an indirect controlled subsidiary of Comcast and a controlled subsidiary of Comcast Cable Communications, Inc. ("Comcast Cable"). Each former Jones shareholder, which includes Comcast Cable, is entitled to receive 1.4 shares of Comcast Class A Special Common Stock for each share of Jones. In the merger, Comcast issued a total of 58.9 million shares of its Class A Special Common Stock and acquired the 60.4% of the stock of Jones that it did not previously own. As a result, Jones has been merged with and into Comcast JOIN Holdings, Inc., a wholly owned subsidiary of Comcast. Comcast Cable is entitled to 24.4 million shares of Comcast Class A Special Common Stock.

A press release announcing the completion of the merger was issued by Comcast on March 2, 2000. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1.


ITEM 7.  Financial Statements and Exhibits.

                 (c)      Exhibits:

                 10.1 Agreement and Plan of Merger among Jones Intercable, Inc., Comcast Corporation and Comcast JOIN Holdings, Inc., dated as of December 22, 1999 (incorporated by reference to Appendix A to Comcast Corporation's Registration Statement on Form S-4, as amended, filed on January 26, 2000).

                  99.1     Press Release dated March 2, 2000.



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

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 3, 2000                       COMCAST CABLE COMMUNICATIONS, INC.

                                            By: /s/ Joseph J. Euteneuer
                                                -----------------------
                                                Joseph J. Euteneuer
                                                Vice President
                                                (Authorized Officer)










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
                                  EXHIBIT INDEX
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     10.1           Agreement and Plan of Merger among Jones  Intercable,  Inc.,
                    Comcast Corporation and Comcast JOIN Holdings, Inc., dated as of December 22, 1999 (incorporated by reference to Appendix A to Comcast Corporation's Registration Statement on Form S-4, as amended, filed on January 26, 2000).


     99.1           Press Release dated March 2, 2000.




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